Exhibit 99.1

News Release

Mercury Systems Announces Common Stock Offering to Fund a Portion of its Proposed

Acquisition of the Embedded Security, RF and Microwave, and Custom Microelectronics Businesses from

Microsemi Corporation

CHELMSFORD, Mass. – April 4, 2016 – Mercury Systems, Inc. (NASDAQ: MRCY) (“Mercury” or the “Company”), today announced that it intends to offer, subject to market and other conditions, 4,500,000 shares of its common stock pursuant to an underwritten public offering. In connection with the offering, Mercury will grant the underwriters an option for 30 days to purchase up to an additional 15% of the total shares of its common stock sold in the offering.

The Company intends to use the net proceeds of the offering to fund a portion of the Company’s proposed acquisition of the embedded security, RF and microwave, and custom microelectronics businesses of Microsemi (the “Carve-Out Business”) pursuant to the previously announced Purchase Agreement dated as of March 23, 2016 and to pay related expenses and for general corporate purposes; however, the common stock offering is not conditioned on the closing of such acquisition of the Carve-Out Business.

Citigroup Global Markets Inc. and BofA Merrill Lynch are acting as joint book-running managers and representatives of the underwriters for the common stock offering. KeyBanc Capital Markets is also acting as a joint book-running manager for the common stock offering.

This offering is being made pursuant to an effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission (“SEC”) on August 15, 2014, and a preliminary prospectus supplement filed with the SEC on April 4, 2016, copies of which may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or telephone: (800) 831-9146, BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department or email: dg.prospectus_requests@baml.com or KeyBanc Capital Markets, Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114 or telephone: (800) 859-1783 or through the SEC’s website at www.sec.gov. Before you invest, you should read the prospectus in the registration statement and other documents Mercury has filed with the SEC for more complete information about Mercury and the offering.

The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Mercury, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities law jurisdiction.

Mercury Systems – Innovation That Matters™

Mercury Systems (NASDAQ: MRCY) is a leading commercial provider of secure processing subsystems designed and made in the USA. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Chelmsford, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the transactions described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control; our ability to complete the other financing transactions necessary to consummate and fund the acquisition of the Carve-Out Business; failure to integrate and achieve expected benefits of the acquisition of the Carve-Out Business; incurrence of significant expenses to acquire and integrate the Carve-Out Business; decline in market price of the Company’s common stock as a result of the acquisition of the Carve-Out Business; risks relating to the combined company’s substantial indebtedness following the completion of the acquisition; delay or failure in completing the acquisition; and other risks that are described. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:

Gerry Haines, CFO

Mercury Systems, Inc.

978-967-1990